UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 23, 2017

RAYONIER ADVANCED MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36285	46-4559529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Riverplace Boulevard, Jacksonville, Florida 32207

(Address of principal executive offices) (Zip Code)

(904) 357-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On June 23, 2017, Tembec Inc. (“Tembec”) published its Notice of Special Meeting of Shareholders and Management Information Circular (the “Circular”) relating to the previously announced arrangement providing for the acquisition by Rayonier Advanced Materials Inc. (the “Company”) of all of the outstanding common shares of Tembec. The Circular (exclusive of Appendices C, D, E, F, G, H and I) is furnished as Exhibit 99.1 hereto.

The furnishing of the Circular as an exhibit to this report does not constitute a solicitation of proxies or an offer to sell or a solicitation of an offer to buy any security. Except for the information regarding the Company and its subsidiaries contained or incorporated by reference in the Circular, the information contained or incorporated by reference in the Circular has been provided or publicly filed by Tembec. Although the Company has no knowledge of any errors or inaccuracies in such information provided or publicly filed by Tembec, the Company has not independently verified the absence of such errors or inaccuracies and disclaims any responsibility therefor.

Item 9.01.	Financial Statements, Pro Forma Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Tembec Inc. Notice of Special Meeting of Shareholders and Management Information Circular

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2017

Rayonier Advanced Materials Inc. (Registrant)

By:	/s/ Michael R. Herman
Name:	Michael R. Herman
Title:	Senior Vice President, General Counsel and Corporate Secretary

[Signature Page to Form 8-K]

EXHIBIT INDEX

Exhibit Number	Description

99.1	Tembec Inc. Notice of Special Meeting of Shareholders and Management Information Circular